Exhibit 10.2

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of September 30, 2024 (this “Agreement”), is entered into by and between Katmandu Group, LLC, a Florida limited liability company (the “Borrower”), and Infinite Acquisitions Partners LLC, a Delaware series limited liability company (the “Lender”).

RECITALS

WHEREAS, (a) Katmandu Collections LLLP, as predecessor in interest to the Lender, and Fun Stuff S.L. (“Fun Stuff”) entered into that certain Loan Agreement, dated as of December 29, 2021 and (b) Infinite Acquisitions LLLP, as predecessor in interest to the Lender, and Fun Stuff entered into that certain Loan Agreement, dated as of December 30, 2022 (together, the “Prior Loan Agreements”);

WHEREAS, Fun Stuff assigned all of its rights and obligations under the Prior Loan Agreements to the Borrower;

WHEREAS, pursuant to the Prior Loan Agreements, the Borrower currently owes Fourteen Million Seven Hundred Sixty-Four Thousand Seven Hundred Sixty-Eight United States Dollars and Eighty-One Cents ($14,764,768.81) to the Lender; and

WHEREAS, the parties hereto desire to terminate the Prior Loan Agreements and enter into this Agreement to replace the Prior Loan Agreements in their entirety.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Loan.

(a) Prior Loan Agreements. The parties hereto hereby terminate the Prior Loan Agreements and agree that (i) the total loan amount outstanding under the Prior Loan Agreements is $14,764,768.81 and (ii) such loan shall be repaid by the Borrower to the Lender pursuant to the terms and conditions of this Agreement. For the purposes of this Agreement, “Loan” means the loan made by the Lender to the Borrower described in this clause (a).

(b) Repayment. The Borrower shall repay the outstanding balance of the Loan according to Schedule A attached hereto, and the Loan shall become due and payable, on September 30, 2034 (the “Maturity Date”).

(c) Interest. The interest on the Loan shall accrue at 8% per annum from and after the date hereof and shall be calculated on the basis of the actual number of days elapsed and a year of 360 days. The interest shall be due and payable (i) quarterly in arrears until the Maturity Date and (ii) after the Maturity Date, on demand.

(d) Voluntary Prepayment. The Borrower may voluntarily prepay the Loan in whole or in part without premium or penalty. Prior to effecting any prepayment of the Loan, the Borrower shall give the Lender at least five Business Days’ prior written notice of the Borrower’s intent to prepay all or any part of the Loan, which notice shall specify the amount of such prepayment. As used herein, “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York.

(e) Withholding for Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law. Any amount so deducted and paid to the relevant governmental authority shall be treated as paid to the Lender.

(f) Security and Ranking. The Loan shall at all times constitute a direct, unconditional, unsecured, and general obligation of the Borrower.

2. Representations and Warranties. The Borrower represents and warrants to the Lender that:

(a) Organization; Powers. The Borrower is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b) Authorization; Enforceability. The execution, delivery and performance by the Borrower of this Agreement, the borrowing of the Loan and the use of the proceeds thereof are within the Borrower’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.Affirmative Covenants. The Borrower covenants that so long as the Loan is outstanding:

(a) Compliance with Law. The Borrower will comply with all laws, ordinances or governmental rules or regulations (including those administered by the Office of Foreign Assets Control) to which it is subject, including, without limitation, the USA PATRIOT Act and The Foreign Corrupt Practices Act of 1977 and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not individually or in the aggregate reasonably be expected to have a material adverse effect.

(b) Existence. The Borrower will at all times preserve and keep in full force and effect its legal existence under the laws of the jurisdiction of its organization. Subject to Section 4, the Borrower will at all times preserve and keep in full force and effect all rights and franchises of the Borrower unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such right or franchise could not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

4.Negative Covenants. The Borrower covenants that so long as the Loan is outstanding:

(a) The Borrower shall not consolidate with or merge with any other entity or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any person unless:

(i)  the successor formed by such consolidation or the survivor of such merger or the person that acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety, as the case may be, shall be a solvent corporation or other entity organized and existing under the laws of the United States or any State thereof (including the District of Columbia) with a net worth in excess of the Borrower immediately prior to the consummation of such transaction, and such entity shall have executed and delivered to the Lenders its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement; and

(ii)  immediately after giving effect to such transaction, no Event of Default (as defined below) shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Borrower shall have the effect of releasing the Borrower or any successor entity that shall theretofore have become such in the manner prescribed in this Section 4 from its liability under this Agreement.

5.Events of Default. If any of the events or circumstances set out below (each, an “Event of Default”) occurs:

(a) the Borrower fails to repay the outstanding balance of the Loan when it becomes due and payable;

(b) the Borrower defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraph (a) of this Section 5) and such default is not remedied within thirty (30) days after the Borrower receiving written notice of such default from the Lender;

(c) any representation or warranty made in writing by or on behalf of the Borrower in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made;

(d) the Borrower (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(e) with respect to the Borrower, a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower, or any such petition shall be filed against the Borrower and such petition shall not be dismissed within ninety (90) days; or

(f)  the Borrower is dissolved or wound up.

then, and in each such event (other than an event with respect to the Borrower described in clause (d) or (e) of this Section 5) and at any time thereafter, the Lender may, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the outstanding balance of the Loan and all other amounts outstanding under this Agreement to be immediately due and payable, whereupon such amounts shall become immediately due and payable and (ii) exercise any other remedies available at law or in equity; and in case of any event with respect to the Borrower described in clause (d) or (e) of this Section 5, the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

6. Default Rate. If any Event of Default has occurred and is continuing, then upon written notice by the Lender to the Borrower, the outstanding principal balance of the Loan, any overdue installment of interest (to the extent permitted by applicable law), including interest accruing after the commencement of any proceeding under any bankruptcy or insolvency law, will bear additional interest from the due date of such payment, or from and after an Event of Default, at the rate of interest set forth in Section 1(c) plus 1%, until the payment is received or the Event of Default is cured, if permitted, or waived in writing in accordance with the terms hereof.

7. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein shall survive the execution and delivery of this Agreement. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower pursuant to this Agreement shall be deemed representations and warranties of the Borrower under this Agreement.

8. Treatment of the Loan. The parties hereto agree to treat the Loan as debt for U.S. federal income tax, accounting and financial purposes (and for other similar state and local tax purposes).

9. Miscellaneous.

(a)  Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of each of the Borrower and the Lender.

(b) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, provided, however, that no party may assign or transfer its rights or obligations hereunder without the express written consent of the other party. If the Lender transfers or assigns any of its rights hereunder, any reference to the Lender shall thereafter refer to the transferor and transferee to the extent of their respective interests.

(c)  Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY, INTERPRETATION, CONSTRUCTION, ENFORCEMENT OR TERMINATION HEREOF OR THEREOF, AND WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, AND WAIVES ANY DEFENSE OF IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

(d) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CONTROVERSY, LEGAL ACTION, PROCEEDING OR COUNTERCLAIM BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BORROWER OR THE LENDER.

(e) Notices. Except as otherwise specified herein, all notices, requests, demands, or other communications to or upon the Borrower or the Lender shall be in writing by mail or by e-mail, and shall be deemed to have been duly given or made when delivered to such party at its address as set forth on the signature page hereto.

(f) Validity. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(h) Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

(i) Register. The Borrower shall keep at its principal executive office a register for the registration and registration of transfers of the Loan. The name and address of each holder of the Loan, each transfer thereof and the name and address of each transferee of the Loan each repayment and prepayment in respect of the principal amount of the Loan, and the principal (and stated interest) owing from time to time to each holder, shall be registered in such register. Prior to due presentment for registration of transfer, the person in whose name the Loan shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Borrower shall not be affected by any notice or knowledge to the contrary.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date and year first written above.

KATMANDU GROUP, LLC, as the Borrower

By:	/s/ Jo Merrill
Name:	Jo Merrill
Title:	Authorized Signatory

Address:

Email:

[SIGNATURE PAGE TO LOAN AGREEMENT]

INFINITE ACQUISITIONS PARTNERS LLC, as the Lender

By:	/s/ Lucas Demerau
Name:	Lucas Demerau
Title:	President and Chief Executive Officer

Address:

Email:

[SIGNATURE PAGE TO LOAN AGREEMENT]